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                                                                  Exhibit 23.7


                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Citadel Communications Corporation

We consent to incorporation by reference in the Amendment No. 1 to registration statement on Form S-3 (Registration No. 333-92593) of Citadel Communications Corporation, Citadel Broadcasting Company, CCC Capital Trust I and CCC Capital Trust II of our report dated March 12, 1999 (except for Note 13 as to which the date is March 19, 1999) on the consolidated balance sheet of Citywide Communications, Inc. as of December 31, 1998 and the related consolidated statements of operations and accumulated deficit, stockholders' deficit and cash flows for the year then ended included in Citadel Communications Corporation's Current Report on Form 8-K dated December 10, 1999 and in Citadel Broadcasting Company's Current Report on Form 8-K dated December 10, 1999, and to the reference to our firm under the heading "Independent Auditors" in the registration statement.


                                                   /s/ Faulk & Winkler, LLC

                                                   Certified Public Accountants

Baton Rouge, Louisiana
January 10, 2000